Exhibit 32.1

HANOVER PORTFOLIO ACQUISITIONS, INC.

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of HANOVER PORTFOLIO ACQUISITIONS, INC., (the “Company”), for the period ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, Alan Collier, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 13, 2012

By:	/s/ Alan Collier
Alan Collier Director, Chief Executive Officer, Secretary (Principal Executive Officer)